                                                                         Reg S-K
                                                                        Item 601

                                                                      Exhibit 12



                             BERKSHIRE HATHAWAY INC.

   Calculation of Ratio of Consolidated Earnings to Consolidated Fixed Charges
                              (Dollars in millions)

                                                                          Years Ended December 31,
                                                            ----------------------------------------------------
                                                             2000        1999       1998       1997       1996
                                                            -------     -------    -------    -------    -------
Net earnings ...........................................    $ 3,328     $ 1,557    $ 2,830    $ 1,901    $ 2,489
  Income tax expense ...................................      2,018         852      1,457        898      1,197
  Minority interest in earnings ........................        241          41         27         28         20
  Earnings from investments in MidAmerican Energy ......       (105)         --         --         --         --
  Fixed charges* .......................................        204         187        142        141        124
                                                            -------     -------    -------    -------    -------
Earnings available for fixed charges ...................    $ 5,686     $ 2,637    $ 4,456    $ 2,968    $ 3,830
                                                            =======     =======    =======    =======    =======

Realized investment gain, pretax, included in
  Earnings available for fixed charges .................    $ 3,955     $ 1,365    $ 2,415    $ 1,106    $ 2,484
                                                            =======     =======    =======    =======    =======

Fixed charges*
  Interest on indebtedness (including amortization
   of debt discount and expense) .......................    $   144     $   134    $   109    $   112    $   100
  Rentals representing interest ........................         60          53         33         29         24
                                                            -------     -------    -------    -------    -------
                                                            $   204     $   187    $   142    $   141    $   124
                                                            =======     =======    =======    =======    =======

Ratio of earnings to fixed charges* ....................      27.87x      14.10x     31.38x     21.05x     30.89x
                                                            =======     =======    =======    =======    =======
Ratio of earnings, excluding realized investment
  gain, to fixed charges* ..............................       8.49x       6.80x     14.37x     13.21x     10.85x
                                                            =======     =======    =======    =======    =======

----------

* Excludes fixed charges of finance businesses. Fixed charges of finance businesses were as follows:

                                                              2000        1999       1998       1997       1996
                                                             ------      ------     ------     ------     ------
                                                             $  774      $  586     $   21     $   20     $   30

     Including fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:

                                                              2000        1999       1998       1997       1996
                                                             ------      ------     ------     ------     ------
     Including realized investment gain ..............         6.61x       4.17x     27.47x     18.56x     25.06x
     Excluding realized investment gain ..............         2.56x       2.40x     12.65x     11.69x      8.94x